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                                                                EXHIBIT 99.1

                         FORM OF INDICATION OF INTEREST


[A self-addressed, stamped envelope will be included for the return of this document]

         Existing stockholder's        Name:
                                            ------------------------------------
                                       Address:
                                               ---------------------------------
                                       Phone
                                       number:
                                               ---------------------------------

         I have received the preliminary prospectus from St. Joseph Capital Corporation concerning its offer of common stock. Pending receipt of a final prospectus and my final authorization, I

                       [ ]  am

                       [ ]  am not

interested in participating in the offer and would like to purchase up to $________ worth of shares of the company's common stock. I UNDERSTAND THAT NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE REGISTRATION STATEMENT HAS BECOME EFFECTIVE, AND THAT ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME PRIOR TO NOTICE OF ITS ACCEPTANCE GIVEN AFTER THE EFFECTIVE DATE. I FURTHER UNDERSTAND THAT MY INDICATION OF INTEREST WILL NOT INVOLVE ANY OBLIGATION OR COMMITMENT OF ANY KIND.


                                               ---------------------------------
                                               Signature of existing stockholder



A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.







Note: Please feel free to call us at 1-800-890-2798 or e-mail us at jrosenthal@sjcb.com with your indication of interest in lieu of returning this coupon.


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                           FORM OF STOCKHOLDER LETTER

                             [St. Joseph Letterhead]



Dear Stockholder:

         Enclosed for your review is a preliminary prospectus. Please review this prospectus carefully and let us know if you wish to participate in this offering.

         We expect to raise proceeds from this offering of between $5 and $8 million. The offering is scheduled to close in early September. To keep our offering and administrative costs as low as possible, we have not engaged an underwriter to market the common stock and we are only offering the stock to our existing stockholders in Indiana, Illinois, Ohio, Michigan, Wisconsin and Florida.

         We are requesting each of you who receives this prospectus to complete and return to us the enclosed document in the self-addressed, stamped envelope, indicating whether or not you wish to participate. You may also call us directly at 1-800-890-2798 or e-mail us at jrosenthal@sjcb.com with your indication of interest. If you wish to participate in this offering, do not send any payment to us at this time. If you tell us you are interested in participating, we will send to you a copy of the final prospectus after it becomes effective with the SEC, along with further instructions.



                                                    Very truly yours,



                                                    John W. Rosenthal



A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This letter shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

No offer to buy the securities can be accepted and no part of the purchase price can be received until the registration statement has become effective, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance given after the effective date. An indication of interest will not involve any obligation or commitment of any kind



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